EXHIBIT 99.1

Checkmate Pharmaceuticals Announces Full Year 2021 Financial Results

and Provides Business Update

Alan Bash, experienced biopharmaceutical executive, appointed President and CEO

Clinical trials with vidutolimod (CMP-001) in melanoma, head and neck cancer indications ongoing; Trial dosing initiated in cohorts for PD-1 refractory non-melanoma skin cancers.

Preliminary clinical data readouts anticipated in second half of 2022

CAMBRIDGE, Mass., March 29, 2022 – Checkmate Pharmaceuticals, Inc. (Nasdaq: CMPI) (“Checkmate”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced full year 2021 financial results and provided a business update.

“Our vidutolimod program continued to advance in 2021 and expand into multiple cancer indications,” said Alan Bash, President and Chief Executive Officer of Checkmate. “Driving vidutolimod forward to multiple clinical data readouts and towards registration in refractory melanoma remains our top strategic priority. I look forward to advancing our leadership in innate immunity and driving the success of Checkmate with our highly talented executive team and Board of Directors.”

Recent Business Updates

•

Alan Bash, accomplished global biopharmaceutical executive with over 20 years of strategic and operational leadership at Bristol Myers Squibb, was appointed President and CEO. Mr. Bash also joined the Board of Directors.

•	Jon Wigginton, M.D. and Joy Yan, M.D., Ph.D., both industry leaders in immuno-oncology clinical development, joined the Board of Directors.

•

Patient dosing was initiated in a Phase 2 multi-indication study evaluating the efficacy and safety of vidutolimod in combination with cemiplimab supported by a clinical collaboration with Regeneron; cohorts focused on anti-PD-1 refractory cutaneous squamous cell carcinoma and Merkel cell carcinoma are currently enrolling.

•	Patient recruitment activities and enrollment continue across our other ongoing clinical trials evaluating vidutolimod, including:

•	A Phase 2 trial of vidutolimod in combination with nivolumab in anti-PD-1 refractory advanced melanoma, supported by a clinical collaboration with Bristol Myers Squibb.

•

A randomized Phase 2/3 trial of vidutolimod in combination with nivolumab vs. nivolumab monotherapy in first-line metastatic or unresectable melanoma, also supported by the clinical collaboration with Bristol Myers Squibb.

•	A Phase 2 trial of vidutolimod in combination with pembrolizumab in recurrent or metastatic squamous cell head and neck cancer.

Vidutolimod Anticipated 2022 Milestones

•	Phase 2 head and neck cancer trial—preliminary data on a subset of patients are anticipated in the second half of 2022.

•	Phase 2 non-melanoma skin cancer trial cohorts—preliminary data on a subset of patients are anticipated in the second half of 2022.

Full Year 2021 Financial Results

•

Research and development expenses (R&D): R&D expenses for the full year 2021 were $45.8 million, compared to $26.7 million for the same period in the prior year. This increase reflects a combined $6 million in milestone payments to Kuros Biosciences AG for achievement of patient dosing milestones in our trials, higher third-party CRO and manufacturing costs directly related to the vidutolimod clinical trials, and additional personnel and consulting costs associated with execution of the clinical trials.

•

General and administration expenses (G&A): G&A expenses for the full year 2021 were $15.7 million, compared to $10.2 million for the same period in the prior year. This increase was primarily attributable to increases in personnel and operating expense to support Checkmate operating for a full year in 2021 as a publicly traded company.

•	Net loss: Net loss for the full year 2021 was $61.4 million, compared to $36.9 million for the prior year.

•	Cash, cash equivalents and investments: Cash, cash equivalents and available-for-sale investments were $70.9 million as of December 31, 2021.

About Checkmate Pharmaceuticals

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, vidutolimod (CMP-001), is an advanced generation Toll-like receptor 9 (TLR9) agonist, delivered as a biologic virus-like particle utilizing a CpG-A oligodeoxynucleotide as a key component, designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate Pharmaceuticals

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com) and our investor relations website (ir.checkmatepharma.com), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate Pharmaceuticals posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward - Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. These statements include those regarding vidutolimod (CMP-001), including its development, efficacy and therapeutic potential and the advancement of our clinical and preclinical pipeline, the ability to expand into new cancer indications, the timing of potential data read outs on our ongoing clinical trials, our anticipated cash runway, and our ability to raise additional capital to fund our clinical development program and continue as a going concern. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of vidutolimod, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply , clinical enrollment and plans, the risks inherent in the drug development process, including related to regulatory approval, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements, the need for additional financing and the ability to obtain financing, and obtaining, maintaining and protecting our intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ending December 31, 2021, as filed with the Securities and Exchange Commission which are available on the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Checkmate undertakes no duty to update this information unless required by law.

Investor Contact

Rob Dolski

Chief Financial Officer

rdolski@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall Advisors

781-235-3060

ksharma@macdougall.bio

CHECKMATE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, excepts per share amounts)

(unaudited)

	Year ended December 31,
	2021	2020
Operating expenses:
Research and development	$45,819	$26,719
General and administrative	15,651	10,185

Total operating expenses	61,470	36,904

Loss from operations	(61,470)	(36,904)

Other income (expense), net:
Interest income	100	79
Loss on sale of available-for-sale investments	(35)	—
Change in fair value of convertible notes	—	(83)

Total other income (expense), net	65	(4)

Net loss	$(61,405)	$(36,908)

Weighted-average common shares outstanding —basic and diluted	21,616	9,560

Net loss per share attributable to common shareholders – basic and diluted	$(2.84)	$(4.49)

CHECKMATE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31,
	2021	2020
Cash, cash equivalents and investments	$70,887	$125,859
Other assets	7,951	7,215

Total assets	$78,838	$133,074

Total liabilities	$9,379	$7,875

Total stockholders’ equity	69,459	125,199

Total liabilities and stockholders’ equity	$78,838	$133,074